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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tetra Tech, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 15, 2008

DEAR TETRA TECH STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tetra Tech, Inc., which will be held at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101 on Thursday, February 28, 2008 at 10:00 a.m. Pacific Time.

        Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

        Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about January 15, 2008, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners at the close of business on January 4, 2008. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

        Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE (1) BY TELEPHONE, (2) BY INTERNET, (3) REQUEST A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (4) ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

        Thank you for your continued support of Tetra Tech. We look forward to seeing you at the meeting.

Dan L. Batrack Chief Executive Officer and Chief Operating Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, please vote by Internet or telephone, or request a proxy card to complete, sign and return by mail. Please refer to the section entitled "Voting via the Internet, by Telephone or by Mail" on page 2 of the Proxy Statement for a description of these voting methods.

3475 East Foothill Boulevard
Pasadena, California 91107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 28, 2008

TO OUR STOCKHOLDERS:

        We will hold our 2008 Annual Meeting of Stockholders of Tetra Tech, Inc., a Delaware corporation, on Thursday, February 28, 2008, at 10:00 a.m. Pacific Time at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101, for the following purposes:

  (1)
  To elect seven members of our Board of Directors;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2008; and

  (3)
  To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors has fixed the close of business on January 4, 2008 as the record date for the determination of stockholders entitled to vote at the meeting or any adjournments or postponements thereof. Only record holders of our common stock, par value $.01 per share, at the close of business on that day will be entitled to vote. A list of stockholders entitled to vote at the annual meeting will be available for inspection at our principal executive offices at the address listed above. A copy of our 2007 Annual Report to Stockholders is enclosed with this Notice, but is not part of the proxy soliciting material.

        To assure your representation at the 2008 Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Vice President, General Counsel and Secretary

Pasadena, California
January 15, 2008

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

i

3475 East Foothill Boulevard
Pasadena, California 91107

PROXY STATEMENT

GENERAL INFORMATION

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors. The proxies are for use at our 2008 Annual Meeting of Stockholders, which we will hold at 10:00 a.m. Pacific Time on Thursday, February 28, 2008, at The Westin Pasadena, 191 North Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. Our principal executive offices are located at 3475 East Foothill Boulevard, Pasadena, California 91107, and our telephone number is (626) 351-4664.

        In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about January 15, 2008. The proxy statement and the form of proxy relating to the 2008 Annual Meeting are first being made available to stockholders on or about January 15, 2008.

        The Notice of Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended September 30, 2007 have been made available to all stockholders entitled to notice and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website addresses: www.tetratech.com and www.investorEconnect.com.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS, METHODS OF VOTING AND SOLICITATION

Voting

        Only stockholders of record of our common stock on January 4, 2008, the record date, will be entitled to vote at the annual meeting. Each stockholder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 58,517,595 shares of common stock outstanding. A majority of outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In the election of directors, the seven nominees who receive the highest number of affirmative votes will be elected. Stockholders may not cumulate votes in the election of directors. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election. The other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting. Uninstructed shares are not entitled to vote on these matters and, therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

        Our Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1), and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2008 (Proposal No. 2).

Voting via the Internet, by Telephone or by Mail

        We are offering stockholders four methods of voting:

    •
    You may vote by telephone;

    •
    You may vote over the Internet;

    •
    You may vote in person at the 2008 Annual Meeting; and

    •
    You may request a proxy card from us, and indicate your vote by completing, signing and dating the card where indicated, and by mailing or otherwise returning the card in the enclosed prepaid envelope.

        Instructions for voting via the Internet or by telephone are set forth on the Notice of Internet Availability of Proxy Materials. If you vote by requesting, signing and mailing a proxy card, your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2008 (Proposal No. 2), and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

        You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the preceding paragraph.

Proxy Solicitation Costs

        We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. In addition, we have retained The Proxy Advisory Group, LLC to assist in obtaining proxies from brokers and nominees of stockholders for the meeting. The estimated cost of such services is $6,000 plus out-of-pocket expenses. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

        The names of persons who are nominees for director and their positions with us are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. The authorized number of directors is presently seven. Each of the current directors has been nominated for election by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and has decided to stand for re-election.

        Proxies may not be voted for more than seven directors. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected. Stockholders may not cumulate votes in the election of directors.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. The nominees do not have any family relationship among themselves or with any of our executive officers.

        The following table presents information concerning the nominees.

Name	Age	Position
Dan L. Batrack	49	Chief Executive Officer, Chief Operating Officer, Director
Hugh M. Grant	71	Director
Patrick C. Haden	54	Director
J. Christopher Lewis	51	Presiding Director
Albert E. Smith	58	Chairman, Director
J. Kenneth Thompson	56	Director
Richard H. Truly	70	Director

Business Experience of Nominees

        Mr. Batrack joined our predecessor (the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc.) in 1980, and was named Chief Executive Officer and a director in November 2005. Mr. Batrack held the positions of Executive Vice President and Chief Operating Officer (COO) since October 2004, and he has retained the COO title. Mr. Batrack has served us in numerous capacities over the last 27 years, including project scientist, project manager, operations manager, senior vice president and president of an operating unit. He has managed complex solutions for many small and Fortune 500 customers, both in the U.S and internationally. Mr. Batrack holds a B.A. degree in Business Administration from the University of Washington.

        Mr. Grant joined our Board in January 2003. He spent approximately 38 years with Ernst & Young LLP (Arthur Young & Company before its 1989 merger with Ernst & Whinney) where, among other things, he was Vice-Chairman and Regional Managing Partner—Western United States. Mr. Grant retired from Ernst & Young in 1996. He currently serves as a director and Chairman of the Audit Committee of IndyMac Bancorp, Inc., the holding company for IndyMacBank, and as a director of IndyMac Bank, a savings and loan. Mr. Grant also serves as a director and Chairman of the Audit Committee of Inglewood Park Cemetery, a non-profit entity.

        Mr. Haden has been a member of our Board since December 1992. Mr. Haden is a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership that invests in high-growth middle market companies, since 1987. Mr. Haden also serves as a director of IndyMac Bancorp, Inc. and of IndyMac Bank. In addition, Mr. Haden serves as a director of TCW Strategic Income Fund, Inc., a diversified, closed-end management investment company, and The TCW Funds, a registered investment company. Further, Mr. Haden serves as a director of several privately-held companies.

        Mr. Lewis has been a member of our Board since February 1988. He currently serves as the Presiding Director of our Board and, as such, chairs the executive sessions of the Board meetings. Mr. Lewis has been a general partner of Riordan, Lewis & Haden since 1982. Mr. Lewis also serves as a director of SM&A, a provider of management consulting, proposal management and program support services, and several privately-held companies.

        Mr. Smith has been a member of our Board since May 2005. He was named Chairman in March 2006 after having served as Vice Chairman since September 2005. Mr. Smith is a former member of the Secretary of Defense's Defense Science Board, serving from 2002 to 2005. He was an Executive Vice President of Lockheed Martin and President of its Integrated Systems & Solutions business until 2004. From 1999 to 2003, Mr. Smith was Executive Vice President of Lockheed Martin's Space Systems Company. Prior to that, Mr. Smith was President of Government Systems at Harris Corporation. He has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit. Mr. Smith also serves as a director of the Curtiss-Wright Corporation, a diversified global provider of highly engineered products and services to the motion control, flow control and metal treatment industries.

        Mr. Thompson joined our Board in April 2007. He is the President and Chief Executive Officer of Pacific Star Energy, LLC, a private energy investment firm. He has held this position since 2000. Mr. Thompson also serves as Managing Director for the Alaska Venture Capital Group, LLC, a private oil and gas exploration firm. He was formerly the ARCO (BP) Executive Vice President for the Asia-Pacific Region from 1998 to 2000. In this role, Mr. Thompson led ARCO's Asia-Pacific operating companies. In previous positions, Mr. Thompson was head of ARCO's oil and gas research and technology center and was responsible for global technology strategy and energy technology transfer to more than 20 countries. Mr. Thompson served in various technical and management roles at ARCO from 1974 to 2000. He also currently serves on the Boards of Directors of Alaska Air Group, Inc., a holding company for Alaska Airlines and Horizon Air Industries, and Coeur d'Alene Mines Corporation, a leading primary silver producer that has a strong presence in gold.

        Admiral Truly joined our Board in April 2003. He is the former Executive Vice President of Midwest Research Institute (MRI). Prior to joining MRI in 1997, Admiral Truly was Vice President of the Georgia Institute of Technology, and Director of the Georgia Tech Research Institute, from 1992 to 1997. From 1989 to 1992, he served as NASA's eighth Administrator under President George H. Bush, and prior to that, had a distinguished career in the U.S. Navy and NASA, retiring from the Navy as Vice Admiral. Admiral Truly was an astronaut with NASA and piloted the Columbia, commanded the Challenger and, in 1986, led the investigation of the Challenger accident. Admiral Truly was awarded the Presidential Citizen's Medal, has served on the Defense Policy Board and Army Science Board, and is a member of the National Academy of Engineering. Admiral Truly also serves as a director of Xcel Energy, Inc., an electric power and natural gas utility.

Chairman Emeritus

        Dr. Li-San Hwang has served as our Chairman Emeritus since March 6, 2006. As Chairman Emeritus, Dr. Hwang is invited to attend Board and Board committee meetings, but he does not have voting rights. Chairman Emeritus is an unpaid position; however, we reimburse Dr. Hwang for his attendance-related expenses.

        Dr. Hwang, age 72, joined our predecessor in 1967 and led our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. He served as our Chief Executive Officer from our formation until November 14, 2005. Dr. Hwang has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. He is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

Corporate Governance

        We maintain a corporate governance page on our website, www.tetratech.com, which includes key information about our corporate governance initiatives, including our Corporate Governance Principles, Code of Business Conduct, Finance Code of Professional Conduct, and charters for the committees of our Board. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

    •
    The Board has adopted clear corporate governance policies;

    •
    A majority of our Board members are independent of us and our management;

    •
    All members of our Board committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are independent;

    •
    The independent members of our Board meet regularly in executive session without the presence of management;

    •
    We have a clear code of business conduct that applies to our directors, officers and employees;

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    The charters of our Board committees clearly establish their respective roles and responsibilities;

    •
    We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters;

    •
    Our Finance Code of Professional Conduct is a code of ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer and principal accounting officer; and

    •
    Our internal audit control function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee.

Independent Directors

        Upon recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that each member of the Board of Directors other than Messrs. Batrack and Smith is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. A member of the Board of Directors is not considered independent under the objective standards if, for example, he is employed by us. Mr. Batrack and Mr. Smith are not independent because they are our employees. The subjective test requires that each independent director not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        All members of each of our Audit, Compensation, and Nominating and Corporate Governance committees are independent directors. In addition, upon recommendation of the Nominating and Corporate Governance Committee, the Board has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards. As the Presiding Director, Mr. Lewis presides over regular meetings of the independent directors during executive sessions of the Board.

Board Meetings and Committees

        During our fiscal year ended September 30, 2007, our Board of Directors held seven meetings. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. Our directors are strongly encouraged to attend the annual meeting of stockholders, and all of our directors attended last year's annual meeting.

        We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found under the Investor Relations section of our website at www.tetratech.com. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hugh M. Grant	Chairman	X	X
Patrick C. Haden	X	X	Chairman
J. Christopher Lewis	X	Chairman	X
J. Kenneth Thompson		X	X
Richard H. Truly		X	X

Audit Committee

        The Audit Committee is responsible for reviewing the financial information that will be provided to stockholders and others, reviewing the system of internal controls which management has established, appointing, retaining and overseeing the performance of our independent registered public accounting firm, overseeing our accounting and financial reporting processes and the audits of our financial statements, and pre-approving audit and permissible nonaudit services provided by the independent registered public accounting firm. This committee held seven meetings during the last fiscal year. Our Board has determined that Mr. Grant is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable NASDAQ listing standards.

Compensation Committee

        The Compensation Committee's basic responsibility is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, this committee oversees our compensation and equity plans. This committee held five meetings during the last fiscal year. Each member of this committee is an independent director under the applicable NASDAQ listing standards, an "outside director" as defined in Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

        The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chairman, Chief Executive Officer and the Human Resources staff present compensation and benefit proposals to the Compensation Committee. For additional information concerning the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates for election to the Board of Directors. The Committee is also responsible for making recommendations to the full Board regarding the compensation of non-employee directors by means of an annual review of the market practices for non-employee directors for companies in our peer group. This committee held four meetings during the last fiscal year. Each member of this committee is an independent director under applicable NASDAQ listing standards.

        Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors' policy is to encourage selection of directors who will contribute to our overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, prior government service and personal skills in finance, marketing, financial reporting, government contracts and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

        In recommending candidates for election to the Board of Directors, our Nominating and Corporate Governance Committee considers nominees recommended by directors, officers and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders should submit the candidate's name and qualifications to our Secretary in writing at the following address: Tetra Tech, Inc., Attn: Secretary, 3475 East Foothill Boulevard, Pasadena, California 91107, with a copy to Tetra Tech, Inc., Attn: General Counsel at the same address.

        When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. In particular, for the Nominating and Corporate Governance Committee to consider a candidate recommended by a stockholder for nomination at the 2009 annual meeting, the recommendation must be delivered or mailed to and received by the Secretary at our principal executive offices on or between October 21, 2009 and November 20, 2009 (or, if the 2009 annual meeting is not held within 30 days of the anniversary of the date of the 2008 annual meeting, no later than the tenth day following the date of our public announcement of the date of the 2009 annual meeting). The recommendation must include the same information as is specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

  •
  The name and address of the stockholder who intends to make the nomination and of the person to be nominated;

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  A representation that the stockholder is a record holder of our common stock on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

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  A description of all arrangements or understandings between the stockholder and the nominee or any other person (naming such person) pursuant to which the nomination is to be made by the stockholder;

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  Information regarding the nominee that would be required to be included in our proxy statement by the rules of the Securities and Exchange Commission, including the nominee's age, business experience for the past five years and any other directorships held by the nominee; and

  •
  The consent of the nominee to serve as a director if so elected.

Director Compensation

        This section provides information regarding the compensation policies for non-employee directors and amounts paid and securities awarded to these directors in fiscal 2007.

        During fiscal 2007, non-employee directors received the following compensation:

  •
  A $35,000 regular annual retainer fee, payable in advance, for serving on the Board of Directors for the year of Board service beginning upon election at the 2007 Annual Meeting of Stockholders;

  •
  The Presiding Director and the Chairman of the Audit Committee received an additional annual retainer of $15,000;

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  The Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee received an additional annual retainer of $5,000;

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  A fee of $2,000 per in-person or telephonic Board meeting attended, payable quarterly in arrears;

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  A fee of $2,000 per in-person or telephonic Audit Committee meeting attended, payable quarterly in arrears; and

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  A fee of $1,000 per in-person or telephonic Compensation Committee and Nominating and Corporate Governance Committee meeting attended, payable quarterly in arrears.

        We also reimbursed reasonable out-of-pocket expenses incurred by directors in connection with attending meetings and performing other Board-related services.

        The following chart shows the cash amounts earned by each non-employee director for his services in fiscal 2007:

Non-Employee Director	Board Member Fees	Board Meeting Fees	Committee Chair and Presiding Director Fees	Committee Meeting Fees	Total Amount Paid
Hugh M. Grant	$35,000	$14,000	$15,000	$23,000	$87,000
Patrick C. Haden	$35,000	$14,000	5,000	$23,000	$77,000
J. Christopher Lewis	$35,000	$10,000	$20,000	$21,000	$86,000
J. Kenneth Thompson	$35,000	$6,000	0	$2,000	$43,000
Richard H. Truly	$35,000	$14,000	$0	$9,000	$58,000

        Under our 2003 Outside Director Stock Option Plan, each of Messrs. Grant, Haden, Lewis, and Truly received an "annual grant" option to purchase 8,000 shares of our common stock on March 1, 2007, the date of the last annual meeting of stockholders. The exercise price of each option was $17.74 per share, the fair market value (closing price) of a share of our common stock on the date of grant. Each option vests and becomes exercisable in full on March 1, 2008 if the director has not ceased to be a director prior to such date. Mr. Thompson, who was elected a director on April 30, 2007, received an "appointment grant" option to purchase 2,500 shares of our common stock on that date. The exercise price of such option was $20.82 per share, the fair market value (closing price) of a share of our common stock on the date of grant. This option vests on the first anniversary of the grant date if Mr. Thompson has not ceased to be a director prior to such date. Shares underlying the options granted under the 2003 Outside Director Stock Option Plan have a term of ten years measured from the grant date, and vest immediately in full upon certain changes in our control or ownership or upon the optionee's death, disability or retirement while a member of the Board. Although non-employee directors are eligible to participate in our 2005 Equity Incentive Plan, they will receive option grants under only the 2003 Outside Director Stock Option Plan until the termination of that plan.

        On July 30 and November 12, 2007, the Board of Directors approved modifications to the compensation arrangements for non-employee directors. Such modifications are as follows:

    •
    The fee for each in-person or telephonic Compensation Committee and Nominating and Corporate Governance Committee meeting attended was increased to $1,500, as of October 1, 2007, payable quarterly in arrears;

    •
    The 2003 Outside Director Stock Option Plan was amended to provide that the "appointment grant" to a new director elected subsequent to July 30, 2007 be an option to purchase 8,000 shares of our common stock; and

    •
    Our non-employee directors will receive an annual award from our 2005 Equity Incentive Plan of 1,500 shares of restricted stock with the following terms and conditions:

    •
    The award will be made concurrently with the annual grants of restricted stock to our executive officers under our Executive Compensation Policy, and the first such grants were made on November 16, 2007;

    •
    The shares of restricted stock will vest over three years beginning as of the award date, and the number of vested shares will be based on the growth in our earnings per share, using the same calculation that was used to determine the vesting of executive officer restricted stock awards under our Executive Compensation Policy; and

    •
    Unvested shares will be forfeited upon a director's departure from the Board.

        Our non-employee directors receive no other form of remuneration, perquisites or benefits.

        The following table provides information as to compensation for services of the non-employee directors during fiscal 2007.

Director Compensation

Non-Employee Director	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Hugh M. Grant	87,000	56,294	143,294
Patrick C. Haden	77,000	56,294	133,294
J. Christopher Lewis	86,000	56,294	142,294
J. Kenneth Thompson	43,000	8,292	51,292
Richard H. Truly	58,000	56,294	114,294

    (1)
    The amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (FAS 123(R)), of stock option awards issued pursuant to the 2003 Outside Director Stock Option Plan and thus include amounts from outstanding stock option awards granted during and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 30, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007. The amounts shown assume no forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our non-employee directors during the fiscal year. The grant date fair value of the annual option granted on March 1, 2007 to each non-employee director re-elected on that date (Messrs. Grant, Haden, Lewis and Truly) was $53,440; the grant date fair value of the appointment option granted to Mr. Thompson was $19,600. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value. For information regarding the number of stock options held by each non-employee director as of September 30, 2007, see the column "Stock Options Outstanding" in the table below.

        Each of the below non-employee directors owned the following number of stock options as of September 30, 2007.

Non-Employee Director	Stock options outstanding
Hugh M. Grant	42,500
Patrick C. Haden	29,960
J. Christopher Lewis	71,340
J. Kenneth Thompson	2,500
Richard H. Truly	34,500

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Tetra Tech, Inc., 3475 East Foothill Boulevard, Pasadena, California 91107. Our Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed herein.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking our stockholders to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2008 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

        PricewaterhouseCoopers LLP has audited our consolidated financial statements since our 2004 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, and will have an opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal year ended September 30, 2007 and October 1, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$2,547,400	$3,306,443
Audit-Related Fees	604,397	—
Tax Fees	64,622	106,587
All Other Fees	—	—

Total Fees	$3,216,419	$3,413,030

        Audit Fees.    Fiscal 2007 and fiscal 2006 fees consist of fees billed and expenses for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    In fiscal 2007, these fees were for audit services of certain subsidiary financial statements, due diligence services related to certain acquisitions and consultations regarding accounting for certain contractual arrangements with customers. There were no Audit-Related Fees in fiscal 2006.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax compliance, and tax advice on international and state tax matters. None of these services were provided under contingent fee arrangements.

        All Other Fees.    Consists of fees for products and services other than the services reported above. There were no All Other Fees billed in fiscal 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, subject to limited discretionary authority granted to our chief executive officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2008 fiscal year.

OWNERSHIP OF SECURITIES

        The following table sets forth information known to us with respect to beneficial ownership of our common stock at December 1, 2007 by:

    •
    all those persons known by us to own beneficially more than 5% of our common stock;

    •
    each director and nominee;

    •
    our Chief Executive Officer, Chief Financial Officer and the three most high compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) named in the table entitled "Summary Compensation Table—Fiscal 2007" below (the "named executive officers"); and

    •
    all directors and executive officers as a group.

        Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of December 1, 2007 includes shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2007, including, but not limited to, upon the exercise of options. References to options in the footnotes of the table below include only options to purchase shares that were exercisable on or within 60 days after December 1, 2007. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 58,465,313 shares of common stock outstanding on December 1, 2007 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2007. Unless otherwise stated, the business address of each of our directors, nominees and executive officers listed in the table below is c/o Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, CA 91107.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
Invesco PLC(1)	5,861,077	10.0
Tontine Partners, L.P.(2)	4,501,287	7.7
Ziff Asset Management, L.P.(3)	3,941,120	6.7
Artisan Partners Limited Partnership(4)	3,405,900	5.8
Pictet Asset Management SA(5)	2,922,800	5.0
Dan L. Batrack(6)	206,394	*
Sam W. Box(7)	131,874	*
Hugh M. Grant(8)	36,000	*
Patrick C. Haden(9)	23,460	*
David W. King(10)	123,750	*
J. Christopher Lewis(11)	99,398	*
Donald I. Rogers, Jr.(12)	45,423	*
Albert E. Smith(13)	158,278	*
Douglas G. Smith(14)	40,258	*
J. Kenneth Thompson(15)	2,500	*
Richard H. Truly(16)	28,000	*
All directors and executive officers as a group (19 persons)(17)	1,559,330	2.7%

*
Less than 1%

(1)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of November 9, 2007, jointly filed by INVESCO PLC, AIM Advisors, Inc., AIM Capital Management, Inc., Atlantic Trust Company, N.A. INVESCO Institutional (N.A.), Inc. and Powershares Capital Management LLC. The address of these entities is 30 Finsbury Square, London EC2A 1AG England.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 5, 2007, jointly filed by Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell. The address of these entities and individual is 55 Railroad Avenue, 3rd Floor, Greenwich, CT 06830.

(3)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of November 19, 2007, jointly filed by Ziff Asset Management, L.P., PBK Holdings, Inc. and ZBI Equities, L.L.C. and Philip B. Korsant. The address of these entities and individual is 283 Greenwich Avenue, Greenwich, CT 06830.

(4)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of January 26, 2007, jointly filed by Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler. The address of these entities and individuals is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(5)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of February 26, 2007, filed by Pictet Asset Management SA. The address of this entity is 60 Route Des Acacias, Geneva 73, Switzerland CH-12 11.

(6)
Includes options to purchase 135,144 shares.

(7)
Includes options to purchase 100,625 shares.

(8)
Includes options to purchase 34,500 shares. The business address of Mr. Grant is 445 S. Figueroa Street, Suite 2600, Los Angeles, CA 90071.

(9)
Includes options to purchase 21,960 shares. The business address of Mr. Haden is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.

(10)
Includes options to purchase 113,750 shares.

(11)
Includes options to purchase 63,340 shares. The business address of Mr. Lewis is c/o Riordan, Lewis & Haden, 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024.

(12)
Includes options to purchase 37,474 shares.

(13)
Includes options to purchase 130,278 shares.

(14)
Includes options to purchase 12,958 shares.

(15)
The business address of Mr. Thompson is 1120 Huffman Rd., Suite 24 PMB203, Anchorage, AK 99515.

(16)
Includes options to purchase 26,500 shares.

(17)
Includes options to purchase 1,227,579 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2007, other than late filings by the non-employee directors with respect to their annual option grants due to administrative error, and a late filing by Douglas G. Smith, Senior Vice President, with respect to his initial option grant due to administrative error. These reports were promptly filed upon discovery that reports covering such transactions were not filed on time.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        This discussion describes Tetra Tech's compensation program for the five named executive officers, namely Tetra Tech's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three most highly compensated executive officers (other than the CEO and CFO) in fiscal 2007.

Compensation Philosophy and Objectives

        Tetra Tech's executive compensation program is overseen by its Compensation Committee. The basic responsibility of the Compensation Committee is to review the performance and development of Tetra Tech's management in achieving corporate goals and objectives, and to assure that Tetra Tech's executive officers are compensated effectively in a manner consistent with Tetra Tech's strategy, competitive practice, sound corporate governance principles and stockholder interests. The Compensation Committee believes that the compensation programs for Tetra Tech's named executive officers should attract, motivate and retain talented executives responsible for Tetra Tech's success within a framework that rewards performance. Within this overall philosophy, the Compensation Committee adopted an Executive Compensation Policy that is designed to:

    •
    Align the interests of executive officers with those of the stockholders;

    •
    Attract, motivate, reward and retain top level executives upon whom, in large part, the success of Tetra Tech depends;

    •
    Be competitive with compensation programs for companies of similar size and complexity with whom Tetra Tech competes for executive talent, including direct competitors (the "Peer Companies");

    •
    Provide compensation based upon the short-term and long-term performance of both the individual executive and Tetra Tech; and

    •
    Strengthen the relationship between pay and performance by emphasizing variable, at risk compensation that is dependent upon the successful achievement of specified corporate and individual goals.

        The core of Tetra Tech's executive compensation policy is to pay for performance and, accordingly, a majority of executive officer pay is at risk. Consistent with this philosophy, no executive officer has an employment agreement with guaranteed bonuses, special pension arrangements, above-market interest on deferred compensation, severance or change in control arrangements, although Tetra Tech's equity incentive plans provide for acceleration of vesting of equity awards if Tetra Tech is acquired under certain circumstances. See "Potential Payments Upon Termination or Change in Control" below.

Compensation Process

        In its process for deciding how to compensate Tetra Tech's named executive officers other than Albert E. Smith, the Compensation Committee considers the competitive market data provided by an independent consultant, Analytical Consulting, and Tetra Tech's human resources staff. For purposes of evaluating competitive practices, management identified criteria to select a list of 14 companies that comprise the Peer Companies. The Peer Companies consist of major engineering and consulting companies with related Global Industrial Classification System (GICS) codes and revenues between

$950 million and $4.4 billion, together with general industry peer companies with market capitalizations of greater than $900 million. For fiscal 2007, the Peer Companies are as follows:

AECOM	MasTec
CACI International	Quanta Services
CH2M Hill	Shaw Group
Curtis-Wright	SRA International
Dycom Industries	Teledyne Technologies
Exponent	URS
Granite Construction	Watts Water Technologies

        The positions of the other named executive officers, other than Mr. Smith, were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to help determine base salaries, annual cash incentives, total cash compensation, long-term incentive grant values and total compensation. Mr. Smith serves as the Chairman of Tetra Tech. His base salary of $200,000 was established upon his election as Vice Chairman in September 2005, and has not been increased. Mr. Smith is eligible for variable cash incentive awards and for long-term equity-based incentive awards as described below. In making its annual compensation decisions for all named executive officers, the Compensation Committee considers the value of each item of compensation that the executives are eligible for, both separately and in the aggregate.

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Compensation Committee does consider the compensation and benefit proposals made by the Chairman and CEO. Further, the Compensation Committee considers the input received from the Audit Committee with respect to the CFO position.

        In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Tetra Tech and to its executives. However, tax consequences, including tax deductibility by Tetra Tech, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or Tetra Tech. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. The Compensation Committee considers the accounting consequences to Tetra Tech of different compensation decisions and the impact on stockholder dilution.

Compensation Components

        The three material elements of Tetra Tech's executive officer compensation continue to be: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. Based on data gathered by Analytical Consulting and Tetra Tech's human resources staff survey, and as described in greater detail below, for named executive officers, the Compensation Committee decided that for retention purposes it would provide (i) base salaries at or below the mean of Peer Companies; and (ii) annual cash bonuses and long-term, equity-based incentive awards that are targeted at or above the mean of the Peer Companies. This philosophy reflects the Compensation Committee's commitment that the majority of the named executive officers' compensation continues to be comprised of performance-based incentives and an increase in stockholder value. As reflected in the "Summary Compensation Table—Fiscal 2007" below, for the named executive officers and the CEO in fiscal 2007, over 60% and 70%, respectively, of actual total compensation was performance-based. None of Tetra Tech's named executive officers have employment agreements, guaranteed bonuses, supplemental executive retirement plans, or cash severance arrangements.

        Base Salary.    Annual base salaries for the named executive officers other than Mr. Smith have traditionally been set in the context of providing appropriate performance-based total compensation. Based on the Peer Company data, the Compensation Committee concluded that base salaries have been generally consistent with or trailed mean competitive practice. Accordingly, adjustments were made to the annual base salaries of the named executive officers other than Mr. Smith for fiscal 2008 to more closely align them with market means of the Peer Companies. Effective November 17, 2007, the annual base salaries for the named executive officers other than Mr. Smith were increased as follows: Dan L. Batrack from $500,000 to $525,000; Sam W. Box from $445,000 to $460,000; David W. King from $390,000 to $402,000; Donald I. Rogers, Jr. from $325,000 to $335,000; and Douglas Smith from $290,000 to $315,000. Their percentage increases were 5.0%, 3.4%, 3.1%, 3.1% and 8.6%, respectively. These adjustments allow for continued emphasis on pay for performance with better external competitive alignment and internal equity in relation to other Tetra Tech executives. Mr. Smith's annual base salary of $200,000 was established in September 2005 when he was named Vice Chairman of Tetra Tech, and was not increased when he was named Chairman.

        Variable Cash Incentive Awards.    The Compensation Committee believes that a significant portion of the annual cash compensation of each named executive officer should be in the form of variable cash incentive pay, while the pay philosophy is to target annual cash compensation at the mean of the Peer Companies. Annual cash incentives are paid to reward achievement of specified operating, financial, strategic and individual measures and goals that will contribute to stockholder value creation over time.

        The annual cash incentive awards for the named executive officers for fiscal 2007 were determined under Tetra Tech's Executive Compensation Policy with reference to Tetra Tech's achievement of its corporate objectives for fiscal 2007, established financial performance criteria and the executive's individual contribution. The financial performance goals are consistent with the goals that are in Tetra Tech's fiscal 2007 Annual Operating Plan ("AOP"), as approved by the Board of Directors.

        The cash awards under the Executive Compensation Policy are calculated by multiplying annual base salary at fiscal year-end by the individual's target award percentage multiplied by a corporate performance factor ("CPF") and an individual performance factor ("IF"). The CPF, determined by the Compensation Committee following a recommendation by the CEO, has a range of 0 to 1.4 with a target of 1.0 based on achievement of key performance and financial objectives. The CPF for the Chairman, CEO, President and CFO reflects the performance of Tetra Tech on a consolidated basis, while the CPF for the Senior Vice Presidents/Group Presidents reflects the contribution of the specific group to Tetra Tech. The Compensation Committee may elect to "zero" the CPF if Tetra Tech's results are significantly below expected targets or a manageable event negatively and severely impacted stockholder value. The IF, based on individual performance, has a range of 0 to 1.2 with a target of 1.0 for expected contribution level. For named executive officers other than the CEO, the IF is recommended by the CEO and approved by the Compensation Committee. However, for the CFO, the IF is determined jointly by the Audit Committee and Compensation Committee, giving strong consideration to the Audit Committee's assessment of the strength of Tetra Tech's internal financial controls and the accuracy and appropriateness of its financial reporting. The IF for the CEO is recommended by the Chairman and determined by the Compensation Committee. The minimum performance threshold is 0.6; achievement of less than 60% in either the CPF or IF results in the elimination of the bonus. Notwithstanding the above, the Compensation Committee, in consultation with the Chairman and the CEO, has the discretion to adjust specific performance bonus amounts when deemed to be in the interests of the stockholders.

        For fiscal 2007, a target award was established for each participating named executive officer. The following table sets forth the target award percentage and the minimum/maximum of fiscal 2007 base salary for each named executive officer under the Executive Compensation Policy.

Named Executive Officer	Target (%)	Minimum (%)	Maximum (%)
Albert E. Smith	100	0	168.0
Dan L. Batrack	75	0	126.0
Sam W. Box	55	0	92.4
David W. King	55	0	92.4
Donald I. Rogers, Jr.	45	0	75.6

        Actual awards, calculated as described in the preceding paragraph, are based on the extent to which Tetra Tech achieves its corporate objectives and financial performance goals and an assessment of each executive's individual contribution. This includes leadership at Tetra Tech in the executive's area of responsibility, strategic planning and implementation, and innovation. Each named executive officer other than the Chairman and CEO was evaluated and scored by the Chairman and CEO, and the CEO was evaluated and scored by the Chairman. Further, for the CFO, the Audit Committee provided an evaluation. The results were presented to the Compensation Committee for review and final determinations. The Chairman was evaluated and scored by the Compensation Committee with input from the Nominating and Corporate Governance Committee and the CEO.

        For fiscal 2007, the Compensation Committee determined that Tetra Tech exceeded its financial performance goals with respect to net revenue, operating income, operating margin, management cash (defined as operating income plus option expense and depreciation/amortization, less capital expenditures) and backlog. Specifically, in fiscal 2007, net revenue, operating income, management cash and backlog exceeded the AOP. Further, stockholder equity increased by $60.9 million, from $354.8 million to $415.7 million; net debt was reduced by $2 million, from $10 million to $8 million; Tetra Tech's strategic plan indicates a three-year growth track; and 13 of the 14 fiscal 2007 corporate objectives were achieved, while one was partially achieved. Such fiscal 2007 objectives were as follows:

    •
    Maintaining high standards in business ethics and customer service;

    •
    Meeting or exceeding fiscal 2007 AOP objectives;

    •
    Maturing Tetra Tech's organizational structure;

    •
    Developing a three year strategic plan that achieves value creation objectives;

    •
    Further implementing the contract management process to minimize risk and surprises;

    •
    Maintaining a healthy balance sheet with outstanding cash management;

    •
    Improving key management metrics and reporting;

    •
    Improving corporate-wide marketing functions and processes;

    •
    Winning a specified percentage of key/targeted program competitions;

    •
    Implementing Tetra Tech's enterprise resource planning ("ERP") system migration plan;

    •
    Identifying succession candidates for all executive positions;

    •
    Targeting corporate expense to not exceed a specified percentage of gross revenue;

    •
    Reducing legal and risk management insurance expense while maintaining service levels; and

    •
    Providing a safe and healthy workplace for employees.

        If actual results had equaled the targets, the CPF multiplier would have been 1.0. The Compensation Committee determined that Messrs. Smith, Batrack, Box and King should have a CPF of 1.3 based on Tetra Tech's year-over-year growth, including the 27% increase in net income from fiscal 2006 to fiscal 2007. As noted above, the CPF for the Senior Vice Presidents/Group Presidents also reflects group performance. For Mr. Rogers, the Compensation Committee evaluated the performance of the Remediation and Construction Group. In fiscal 2007, net revenue, operating income, management cash and backlog exceeded the AOP, while operating margin was under plan. The Compensation Committee determined that Mr. Rogers should have a CPF of 1.28.

        Based on the performance evaluations of each of the named executive officers in fiscal 2007, the Compensation Committee approved the following bonus payments for fiscal 2007 pursuant to the Executive Compensation Policy:

Named Executive Officer	Fiscal 2007 Base Salary	Target Award Percentage	Corporate Performance Factor	Individual Factor	Executive Compensation Plan Payment
Albert E. Smith	$200,000	100%	1.30	1.00	$260,000
Dan L. Batrack	$500,000	75%	1.30	1.20	$585,000
Sam W. Box	$445,000	55%	1.30	1.00	$318,000
David W. King	$390,000	55%	1.30	1.10	$307,000
Donald I. Rogers, Jr.	$325,000	45%	1.28	1.10	$207,000

        These amounts are generally at or above the mean of amounts paid for comparable positions at the Peer Companies in the most recent fiscal year and represent a range of approximately 64% to 130% of each recipient's annual base salary.

        Long-Term Equity-Based Incentive Awards.    Long-term incentives continue to be a principal element of Tetra Tech's market-based executive compensation program. Tetra Tech continues to rely primarily on stock options as its long-term incentive vehicle, and grants stock options to a significant employee population to better align the interest of employees with those of stockholders. Approximately 69% of all stock option awards for fiscal 2007 were granted to employees below the executive officer level.

        Because of business strategy considerations and market compensation trends, the Compensation Committee has analyzed grant practices both with respect to the mix of stock options and use of restricted stock with different types of performance measures for determining award levels and vesting. In fiscal 2007, the Compensation Committee for the first time made restricted stock awards to its named executive officers that vest over three years based on Tetra Tech's performance. These grants are desirable for retention purposes and create company ownership since they are full value awards.

        The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the fiscal year and the review and evaluation of each executive officer's performance. The grants are based both on Tetra Tech's performance during the past fiscal year and Tetra Tech's expected performance with reference to its three-year strategic plan. The goal of Tetra Tech's long-term, equity-based incentive awards is to align the interests of named executive officers with stockholders and to provide each named executive officer with an incentive to manage Tetra Tech from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the magnitude of the long-term, equity-based incentives according to each named executive officer's position within Tetra Tech and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. In addition, the Compensation Committee takes into account an individual's performance history, his or her potential for future responsibility and promotion, and competitive total compensation targets for the individual's position and level of contribution. For Senior Vice Presidents/Group Presidents, the Compensation Committee also considers the group's net revenue, operating income and risk relative to Tetra Tech as a whole.

        During fiscal 2007, the Compensation Committee made option grants to Tetra Tech's named executive officers other than Mr. Smith under the 2005 Equity Incentive Plan. Each grant allows the executive officer to acquire shares of Tetra Tech's common stock at the closing price of such common stock on the grant date. The option grants will provide a return only if Tetra Tech's share price appreciates over the option term.

        During fiscal 2007, in addition to option grants, the Compensation Committee made restricted stock grants to the named executive officers. With respect to restricted stock, the awards generally vest in equal annual installments over a three-year period. Vesting is typically performance-based, based on Tetra Tech's earnings per share ("EPS") growth during the three-year performance period, as defined in the Executive Compensation Policy, over the succeeding three fiscal years. For each three-year restricted stock program, the prior year EPS is the measure control point, which cannot be modified. For example, for the grant made in fiscal 2007 that vests through fiscal 2009, the fiscal 2006 EPS is the basis of measurement. Annual award vesting is as follows:

Annual Award Vesting %	EPS Growth
0% of installment	< 5% year-over-year
60% of installment	5-9% year-over-year
100% of installment	10-14% year-over-year
120% of installment	> 14% year-over-year

        At the end of each fiscal year, EPS is determined and compared to EPS for the immediately preceding fiscal year so that the year-over-year growth rate may be calculated. For each named executive officer, the EPS growth rate is used to determine the vesting percentage of each installment. Each installment of stock eligible for vesting in a given year will be scored based upon EPS growth since the year in which that installment was granted. In November 2007, the Compensation Committee determined that, based on EPS growth of 21% over the EPS in fiscal 2006, 120% of the first installment of the fiscal 2007 grant would vest on December 5, 2007.

        The Compensation Committee may also make restricted stock awards with time-based vesting provisions, typically over a three or four-year period, for special retention purposes. All of the restricted stock grants were part of a program designed to retain key executives. We refer you to the table entitled "Grants of Plan-Based Awards—Fiscal 2007" in this Proxy Statement for additional information regarding equity awards to Tetra Tech's named executive officers in fiscal 2007.

        In November 2007, the Compensation Committee determined the annual awards to Tetra Tech's named executive officers under the 2005 Equity Incentive Plan. Grants of stock options and awards of restricted stock were made to the named executive officers as follows, and all awards of restricted stock were performance-based:

Named Executive Officers	Stock Options	Restricted Stock
Albert E. Smith	16,750	5,000
Dan L. Batrack	40,000	10,000
Sam W. Box	27,500	5,000
David W. King	27,500	5,000
Donald I. Rogers, Jr.	18,500	3,700

        The Compensation Committee's philosophy for the annual equity grants is that approximately 66% of the total value of performance-based grants be in stock options, which have value only if Tetra Tech's share price increases over the option term, and the balance consist of shares of restricted stock, which have retention value if Tetra Tech achieves certain financial performance goals over the three-year vesting schedule thereafter.

        The Compensation Committee decided to structure the equity awards so that a significant portion of these awards have retention value if performance goals are achieved. The Compensation Committee selected performance-based restricted stock because these amounts increase the named executive officer's equity interest in Tetra Tech which is in direct alignment with stockholder interests. Earnings per share growth is the performance factor for the vesting of restricted stock, which like the variable cash incentive award factors discussed above, aligns with Tetra Tech's financial growth strategy.

        The 2005 Equity Incentive Plan provides that each outstanding award will immediately become exercisable or payable in full (if applicable, and whether or not then exercisable), and any forfeiture and vesting restrictions will lapse, upon a change in control. However, prior to a change in control, the Compensation Committee may determine that, upon the occurrence of a change in control, there will be no acceleration of benefits under awards or determine that only certain or limited benefits under awards will be accelerated and the extent to which they will be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Compensation Committee will provide for the continuance of the 2005 Equity Incentive Plan and the assumption of options and awards theretofore granted, or the substitution for such options and awards with new options and awards covering the stock of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices. Tetra Tech believes that accelerated vesting is appropriate to ensure that employees, including named executive officers, are not deprived of their equity when Tetra Tech may not be able to arrange for appropriate vesting continuation terms and conditions. Tetra Tech does not provide for any excise tax "gross-up" arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions. We refer you to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for additional information regarding change in control events and outstanding awards granted to the named executive officers.

        Consistent with statutory requirements, including the Sarbanes-Oxley Act of 2002, and the principles of responsible oversight, and depending upon the specific facts and circumstances of each situation, the Compensation Committee would review performance-based compensation where a restatement of financial results for a prior performance period could affect the factors determining payment of an incentive award.

        Group Benefits/Perquisites.    The Compensation Committee believes that perquisites for named executive officers should be limited in scope and value. The benefits approved by the Compensation Committee are as follows: a vehicle allowance of $900 per month; an estate/financial planning allowance of up to $4,000 per year for family and estate planning, and annual tax planning and preparation; a membership allowance of up to $6,000 per year for club memberships such as travel, fitness and dinner, and the CEO is also entitled to a company-paid country club membership; and a medical allowance of up to $1,000 per year for annual physical exam expenses not reimbursed by Tetra Tech's medical plan.

        Tetra Tech does not own an airplane nor does it provide aircraft to named executive officers for business or personal reasons. With the exception of the benefits described above and the right with other enumerated employees to participate in the nonqualified deferred compensation plan described below, there are no special employee benefit plans for the named executive officers. Tetra Tech's named executive officers are eligible to participate in the same employee benefit plans and on the same basis as all other Tetra Tech employees.

        Deferred Compensation Plan.    In December 2006, the Board approved a new nonqualified deferred compensation plan, the Tetra Tech, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). The adoption of the Deferred Compensation Plan resulted from a review of the prevalence of similar deferred compensation plans operated by the Peer Companies and a recommendation from the Compensation Committee that the Deferred Compensation Plan should be adopted. The Deferred Compensation Plan is available to Tetra Tech's directors and, as determined by the Compensation Committee in its sole discretion, a select group of management or highly compensated employees, including the executive officers. A primary rationale for adopting the plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis, recognizing that Tetra Tech does not sponsor a pension plan on behalf of the named executive officers or other employees covered by the plan. Tetra Tech does not make making matching contributions under the Deferred Compensation Plan other than potential restoration matching amounts, at the discretion of Tetra Tech's Deferred Compensation Plan Committee, to make up for certain limits applicable to Tetra Tech's 401(k) plan. The Deferred Compensation Plan administrator is the Deferred Compensation Plan Committee. We refer you to the table entitled "Nonqualified Deferred Compensation—Fiscal 2007" in this Proxy Statement and the information set forth below that table for additional information regarding the Deferred Compensation Plan.

        CEO Compensation.    During most of the first quarter of fiscal 2007, Mr. Batrack's base salary was $450,000, and it was increased to $500,000 effective December 9, 2006 based on the factors set forth above, which was below the Peer Company mean. For fiscal year 2008, the Compensation Committee increased Mr. Batrack's base salary by 5% to $525,000, which was below the Peer Company mean.

        For fiscal year 2007, Mr. Batrack's annual bonus was determined in accordance with the Executive Compensation Policy, using a CPF of 1.3, the same as for Messrs. Smith, Box and King. The IF for Mr. Batrack, which was 1.2 for fiscal 2007, was recommended by the Chairman and determined by the Compensation Committee. The resulting bonus of $585,000, based on Mr. Batrack's target of 75%, was below the Peer Company mean.

        In December 2006, as part of the normal annual grant cycle, the Compensation Committee awarded to Mr. Batrack 40,000 nonqualified stock options at an exercise price of $17.71 that vest in equal annual installments over four years provided that Mr. Batrack remains employed by Tetra Tech. The exercise price represented the closing selling price per share of Tetra Tech's common stock on the NASDAQ Global Select Market on the grant date. The option grant placed a significant portion of Mr. Batrack's total compensation at risk, since the option grant delivers a return only if Tetra Tech's common stock appreciates over the option's exercisable term. The Compensation Committee considers this option grant competitive and appropriate for the following reasons: the option grant is comparable to equity grants provided to chief executive officers of similarly situated Peer Companies; and the vesting provisions are designed to retain the services of Mr. Batrack in some capacity for an extended duration. In addition, the Compensation Committee awarded to Mr. Batrack 10,000 shares of restricted stock. Vesting of these shares is performance-based, based on earnings per share growth as defined in the Executive Compensation Policy, and is dependent on Mr. Batrack's continued employment. Further, for retention purposes, the Compensation Committee made a separate award to Mr. Batrack of 50,000 shares of restricted stock with time-based vesting. Of these shares, 10,000 vested on December 5, 2007, 20,000 will vest on December 5, 2008, and the balance will vest on December 5, 2009.

        We refer you to the table entitled "Grants of Plan-Based Awards—Fiscal 2007" in this Proxy Statement for additional information regarding the option grant and restricted stock awards to Mr. Batrack and to the "Potential Payments Upon Termination or Change in Control" section of this Proxy Statement for additional information regarding these awards to Mr. Batrack and all other outstanding options previously granted to Mr. Batrack.

        On November 16, 2007, as part of the normal annual grant cycle, the Compensation Committee awarded to Mr. Batrack 40,000 nonqualified stock options, as noted above, at an exercise price of $23.68 that vest in equal annual installments over four years provided by Mr. Batrack remains employed by Tetra Tech. The exercise price represented the closing selling price per share of Tetra Tech's common stock on the NASDAQ Global Select Market on the grant date. As in the prior year, the option grant placed a significant portion of Mr. Batrack's total compensation at risk. In addition, the Compensation Committee awarded to Mr. Batrack 10,000 shares of restricted stock. Vesting is performance-based, based on earnings per share growth over the succeeding three fiscal years, as defined in the Executive Compensation Policy, and is dependent on Mr. Batrack's continued employment.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Tetra Tech specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with Tetra Tech's management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement and incorporated by reference into Tetra Tech's Annual Report on Form 10-K for its 2007 fiscal year.

Submitted by the Compensation Committee

J. Christopher Lewis, Chairperson
Hugh M. Grant
Patrick C. Haden
J. Kenneth Thompson
Richard H. Truly

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee for the entire 2007 fiscal year were J. Christopher Lewis, Hugh M. Grant, Patrick C. Haden and Richard H. Truly. J. Kenneth Thompson was elected to the Committee on April 30, 2007. No member of the Compensation Committee was at any time during the 2007 fiscal year an officer or employee of Tetra Tech, and no member had any relationship with Tetra Tech requiring disclosure under Item 404 of Regulation S-K. No executive officer of Tetra Tech has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during the 2007 fiscal year.

Summary of Compensation

        The following table sets forth the compensation earned by the Named Executive Officers for services rendered in all capacities to us and our subsidiaries for the last fiscal year. No executive officer who would have otherwise been includable in such table on the basis of total compensation earned for Tetra Tech's 2007 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during the fiscal year.

Summary Compensation Table—Fiscal 2007

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Dan L. Batrack Chief Executive Officer	2007	488,461	—	209,795	257,760	585,000	30,350	1,571,366
Sam W. Box President	2007	440,386	—	132,837	163,914	318,000	28,000	1,083,137
Albert E. Smith Chairman	2007	214,903	—	149,854	431,798	260,000	5,671	1,062,225
David W. King Executive Vice President and Chief Financial Officer	2007	386,538	—	29,971	197,174	307,000	31,314	951,998
Donald I. Rogers, Jr. Senior Vice President and President of the Remediation and Construction Group	2007	316,751	—	17,982	71,462	207,000	24,000	637,195

(1)
Effective November 17, 2007, the following named executive officer received an increase in annual base salary to the following amounts: Mr. Batrack, $525,000; Mr. Box, $460,000; Mr. King, $402,000 and Mr. Rogers, $335,000. Mr. Smith's salary was not increased.

(2)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with Financial Accounting Standards Board Statement 123(R), or FAS 123(R), of restricted stock awards issued pursuant to the 2005 Equity Incentive Plan and Executive Compensation Policy. For restricted stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested on the grant date. No stock awards were forfeited by any of our named executive officers during the fiscal year. See the "Grant of Plan-Based Awards—Fiscal 2007" table for information on restricted stock awards made in fiscal 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(3)
The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with FAS 123(R) of stock option awards issued pursuant to the 2005 Equity Incentive Plan and predecessor stock option plans and thus includes amounts from outstanding stock option awards granted during and prior to fiscal 2007. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 30, 2007 as included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 27, 2007. The amounts shown are not reduced for estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of our named executive officers during the fiscal year. See the "Grant of Plan-Based Awards—Fiscal 2007" table for information on stock option grants made in fiscal 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(4)
The amounts reflect the cash awards paid to the named executive officers under our Executive Compensation Policy for fiscal 2007 performance as further described in the "Compensation Discuss and Analysis" section of this Proxy Statement and the "Grants of Plan-Based Awards—Fiscal 2007" table below.

(5)
Consists of the employer contribution made on behalf of each of these officers to our qualified retirement plan, and automobile, membership, estate/financial planning and medical allowances. Mr. Smith did not receive an automobile allowance or an employer contribution to our retirement plan.

        The following table provides information on stock options, restricted stock and cash-based performance awards granted in fiscal 2007 to each of our named executive officers. There can be no assurance that the Grant Date Fair Value of the Stock Option and Stock Awards will ever be realized. The amounts of these awards that were expensed during fiscal 2007 are included in the "Stock Awards" and "Option Awards" columns of the Summary Compensation table.

Grants of Plan-Based Awards—Fiscal 2007

										All other option awards: number of securities underlying options(4) (#)
		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)			Exercise or base price of option awards ($)	Grant date fair value of stock and option awards(6) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan L. Batrack	(1) 12/5/06 12/5/06 12/5/06	— — —	375,000	630,000	— — 50,000	— 10,000 50,000	— 12,000 50,000	10,000 50,000	(2) (3)	40,000	17.71	267,200 177,100 885,550
Sam W. Box	(1) 12/5/06 12/5/06	— —	244,750	411,180	— —	— 5,000	— 6,000	5,000	(2)	27,500	17.71	183,700 88,500
Albert E. Smith	(1) 12/5/06	—	200,000	336,000	20,000	20,000	20,000	20,000	(5)			354,200
David W. King	(1) 12/5/06 12/5/06	—	214,500	360,360	— —	— 5,000	— 6,000	5,000	(2)	27,500	17.71	183,700 88,550
Donald I. Rogers, Jr.	(1) 12/5/06 12/5/06	— —	146,250	245,700	— —	— 3,000	— 3,600	3,000	(2)	15,000	17.71	100,200 53,130

(1)
These cash awards were granted under our Executive Compensation Policy for fiscal 2007 and are further described above in the "Compensation Discussion and Analysis" section of this Proxy Statement. The actual payments from these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. The target and maximum values are calculated by multiplying (i) 75% and 126%, respectively, by Mr. Batrack's annual base salary, (ii) 55% and 92.4% of Messrs. Box's and King's respective annual base salary, (iii) 100% and 168% of Mr. Smith's annual base salary, and (iii) 45% and 75.6% of Mr. Rogers' annual base salary, as in effect at the end of the 2007 fiscal year. The Executive Compensation Policy for fiscal 2007 did not contain a threshold value.

(2)
The shares of restricted stock were granted under the 2005 Equity Incentive Plan in accordance with our Executive Compensation Policy. Vesting is performance based over a three-year period. The number of shares that vest, if any, is based on our year-over-year earnings per share growth. Vesting is further described in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)
The shares of restricted stock were granted under the 2005 Equity Incentive Plan. Vesting is time based over a three-year period, with 10,000 shares, 20,000 shares and 20,000 shares vesting on December 5, 2007, 2008 and 2009, respectively.

(4)
These stock option awards were granted under the 2005 Equity Incentive Plan. The options vest as to 25% of the shares subject to the options on each of the first four anniversaries following the grant date. The options have a maximum term of eight years subject to earlier termination upon termination of employment with us. The exercise price of each option may be paid in cash or in shares of common stock valued at the closing price on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares.

(5)
The shares of restricted stock were granted under the 2005 Equity Incentive Plan. Vesting is time based over a three-year period, with 10,000 shares, 5,000 shares and 5,000 shares vesting on December 5, 2007, March 1, 2008 and December 5, 2009, respectively.

(6)
These awards will vest in full and, if applicable, become immediately exercisable in the event of a change in control, defined as (i) a person's beneficial ownership of 30% or more of our outstanding shares; (ii) the date when our continuing directors cease to be a majority of the members of the Board then in office; (iii) our stockholders approve a merger or consolidation of us with any other corporation, which transaction is consummated; or (iv) our stockholders approve a complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets, which liquidation, sale or disposition is consummated.

        The following table shows the number of our common shares covered by exercisable and unexercisable stock options and the number of shares of our unvested restricted stock held by our named executive officers as of September 30, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)*
Dan L. Batrack	1,709 2,891 3,094 11,250 5,200 20,000 2,250 30,000 30,000 15,000 —	— — — — — — — — 15,000 45,000 40,000	10.0480 15.6000 8.7250 21.8000 19.5000 12.8400 11.8000 24.5600 15.7900 18.0700 17.7100	1/12/08 1/18/09 11/15/09 1/16/09 1/15/12 12/23/12 1/20/13 1/20/14 1/18/15 3/6/14 12/5/14	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11)	10,000 50,000	(12) (13)	211,200 1,056,000
Sam W. Box	40,000 15,000 30,000 5,000 —	— — 15,000 15,000 27,500	13.0490 24.5600 15.7900 18.0700 17.7100	3/7/13 1/20/14 1/18/15 3/6/14 12/5/14	(14) (15) (16) (17) (18)	10,000 5,000	(19) (20)	211,200 105,600
Albert E. Smith	2,500 122,917	— 43,750	11.1300 16.8800	5/17/15 9/1/15	(21) (22)	20,000	(23)	422,400
David W. King	40,000 25,000 28,333 10,000 —	— — 14,167 30,000 27,500	7.9400 24.5600 15.7900 18.0700 17.7100	10/28/12 1/20/14 1/18/15 3/6/14 12/5/14	(24) (25) (26) (27) (28)	5,000	(29)	105,600
Donald I. Rogers, Jr.	20,000 4,000 4,200 5,000 —	— — 2,100 15,000 15,000	13.0490 24.5600 15.7900 18.0700 17.7100	3/7/13 1/20/14 1/18/15 3/6/14 12/5/14	(30) (31) (32) (33) (34)	3,000	(35)	63,360

*
The market value of the shares of restricted stock that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of our common stock at September 28, 2007 (the last business day of our fiscal year), which was $21.12.

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock

Note	Grant Dates	Incremental Vesting Dates
(1)	1/12/1998	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(2)	1/18/1999	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(3)	11/15/1999	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(4)	1/16/2001	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(5)	1/15/2002	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(6)	12/23/2002	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(7)	1/20/2003	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(8)	1/20/2004	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(9)	1/18/2005	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(10)	3/6/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(11)	12/5/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(12)	12/5/2006	Vests annually over three years based on growth in earnings per share
(13)	12/5/2006	Vests as to 10,000 shares on 12/5/2007; 20,000 shares on 12/5/2008 and 20,000 shares on 12/5/2009
(14)	3/7/2003	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(15)	1/20/2004	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(16)	1/18/2005	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(17)	3/6/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(18)	12/5/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(19)	3/6/2006	Vests as to 5,000 shares on 11/14/2007 and 5,000 shares on 11/15/2008
(20)	12/5/2006	Vests annually over three years based on growth in earnings per share
(21)	5/16/2005	Vests as to 100% on the first anniversary of the grant date

(22)	9/1/2005	Vests as to 50,000 shares on 9/1/2006 and as to 116,667 shares in 24 equal monthly installments following 9/1/2006
(23)	12/5/06	Vests as to 10,000 shares on 12/5/2007; 5,000 shares on 3/1/2008 and 5,000 shares on 12/5/2009
(24)	10/28/2002	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(25)	1/20/2004	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(26)	1/18/2005	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(27)	3/6/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(28)	12/5/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(29)	12/5/2006	Vests annually over three years based on growth in earnings per share
(30)	3/7/2003	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(31)	1/20/2004	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(32)	1/18/2005	Vests as to 25% of the shares on the first anniversary of the grant date, and as to the balance in 36 equal monthly installments following such first anniversary date
(33)	3/6/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(34)	12/5/2006	Vests over four years at an annual rate of 25% beginning on the first anniversary of the grant date
(35)	12/5/2006	Vest annually over three years based on growth in earnings per share

Outstanding Options

        Outstanding options under our 2005 Equity Incentive Plan have a maximum term of eight years measured from the applicable grant date. Outstanding options under our earlier plans have a maximum term of ten years measured from the applicable grant date. All options are subject to earlier termination in the event of the optionee's cessation of service with us. The exercise price for each outstanding option is equal to the closing price per share of common stock on the grant date.

        The following table shows the number of shares acquired by the exercise of stock options by each of the named executive officers during fiscal 2007 along with the value realized on such exercises as calculated based on the difference between the closing price of our stock at exercise and the option exercise price. Such table also shows the number of shares of restricted stock that vested during fiscal 2007 along with the value realized on vesting as calculated based on the closing price of our stock on the date of vesting.

Options Exercises and Stock Vested—Fiscal 2007

Option Awards
	Number of shares acquired on exercise (#)		Stock Awards
Name		Value realized on exercise ($)	Number of shares vested (#)		Value realized on vesting ($)
Dan L. Batrack	—	—	—		—
Sam W. Box	—	—	10,000	(1)	188,700
Albert E. Smith	—	—	—		—
David W. King	—	—	—		—
Donald I. Rogers, Jr.	—	—	—		—

(1)
Vested on November 14, 2006. The closing price of our common stock on that date was $18.87.

        In fiscal 2007, the Board of Directors approved a new nonqualified deferred compensation plan, the Tetra Tech, Inc. Deferred Compensation Plan. The following table shows each named executive officer's contributions and earnings during fiscal 2007, and account balance as of September 30, 2007, under the Deferred Compensation Plan.

Nonqualified Deferred Compensation—Fiscal 2007

Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(2)	Aggregate earnings in last fiscal year ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year-end ($)(4)
Dan L. Batrack	125,961	—	9,817	—	135,779
Sam W. Box	—	—	—	—	—
Albert E. Smith	20,740	—	1,787		22,527
David W. King	—	—	—	—	—
Donald I. Rogers, Jr.	86,539	—	5,597	—	92,135

(1)
These amounts were included in the Summary Compensation Table.

(2)
We did not make any contributions to the Deferred Compensation Plan during fiscal 2007.

(3)
There were no earnings to report in the Summary Compensation Table and the Deferred Compensation Plan does not provide for preferential or above market interest.

(4)
None of the amounts reported in this column were previously reported in Summary Compensation Tables for fiscal years prior to fiscal 2007.

        The Deferred Compensation Plan is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a percentage of their base salary and/or bonuses in a manner similar to the way in which our 401(k) plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Internal Revenue Code. The Deferred Compensation Plan is designed to comply with Internal Revenue Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of our management employees, which group includes each of our named executive officers.

        Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the Deferred Compensation Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: UIF Emerging Markets Equity, AIM VI International Growth: SI; AIM VI Real Estate; Fidelity VIP Contrafund; Fidelity VIP Index 500; Fidelity VIP Midcap; Janus Aspen Series Forty; Mainstay Midcap Growth; Mainstay VP Cash Management; Mainstay VP Hi Yield Corp Bond; Pimco Total Return; Royce Micro Cap: IC; T. Rowe Price Equity Income; and T. Rowe Price Personal Strategy Bal. In addition, we may credit additional matching amounts to a participant's account for any plan year as determined by the Compensation Committee, including a matching contribution on deferrals over the IRS limitation on compensation that may be taken into account under our 401(k) plan. Distributions are made in accordance with elections filed by participants at the time of their initial deferrals.

Potential Payments Upon Termination or Change in Control

        None of our named executive officers have employment or severance agreements with us.

        As described above in the Compensation Discussion and Analysis section, each outstanding award to all employees under the 2005 Equity Incentive Plan (the "2005 Plan") will immediately become exercisable or payable in full (if applicable, and whether or not then exercisable), and any forfeiture and vesting restrictions thereon will lapse, upon a change in control unless, prior to the change in control, the Compensation Committee determines that, upon the occurrence of the change in control, there will be no acceleration of benefits under awards or determines that only certain or limited benefits under awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such event for such acceleration. In that event, the Compensation Committee will provide for the continuance of the 2005 Plan and the assumption of options and awards theretofore granted, or the substitution for such options and awards with new options and awards covering the stock of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices. For purposes of the 2005 Plan, a change in control is defined as (i) a person's beneficial ownership of 30% or more of our outstanding shares; (ii) the date when our continuing directors cease to be a majority of the members of the Board then in office; (iii) our stockholders approve a merger or consolidation of us with any other corporation, which transaction is consummated; or (iv) our stockholders approve a complete liquidation of us or an agreement for the sale or disposition by us of all or substantially all of our assets, which liquidation, sale or disposition is consummated. Our earlier equity incentive plan, the 1992 Incentive Stock Plan, has similar acceleration provisions upon a change in control event.

        If a change in control hypothetically occurred on the last business day of fiscal 2007, and assuming that as a result all then-unvested equity awards became fully vested, the named executive officers would derive the following intrinsic value (the value based upon the fiscal 2007 year-end closing price for a common share of $21.12, and in the case of stock options minus the exercise price) from such equity awards:

	Change in Control in which Awards Are Accelerated
Name	Intrinsic Value of Accelerated Stock Options ($)	Intrinsic Value of Accelerated Restricted Stock Units ($)	Total Intrinsic Value of Accelerated Equity Awards ($)
Dan L. Batrack	353,600	1,267,600	1,621,600
Sam W. Box	219,475	316,800	536,275
Albert E. Smith	924,000	211,200	1,135,200
David W. King	260,785	105,600	366,385
Donald I. Rogers, Jr.	108,093	63,360	171,453

Review, Approval or Ratification of Transactions with Related Persons

        Our Board of Directors has adopted a written related person transactions policy. Under the policy, the Audit Committee (or other committee designated by the Nominating and Corporate Governance Committee) reviews transactions between us and "related persons." For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case, since the beginning of the last fiscal year, and their immediate family members.

        The policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

    •
    Employment-related compensation to executive officers that is determined by the Compensation Committee;

    •
    Compensation to non-employee directors that is reported in our proxy statement;

    •
    Transactions with another company at which:

    •
    the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in such partnership; or

    •
    the related person is the beneficial owner of less than a majority interest in that company if the related person is solely related to us because of its beneficial ownership of greater than 5% of our common stock;

    •
    Transactions where the related person's interest arises solely from the ownership of publicly-traded securities issued by us and all holders of such securities receive proportional benefits;

    •
    Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

    •
    Transactions where the rates or charges involved are determined by competitive bids;

    •
    Transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

    •
    Ordinary course business travel and expenses, advances and reimbursements; and

    •
    Payments made pursuant to (i) directors and officers insurances policies, (ii) our certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by our Board of Directors, such as indemnification agreements.

        Related person transactions that do not fall into one of the above categories must be reviewed by our Disclosure Committee. The Disclosure Committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through our Code of Business Conduct, our quarterly certification process or our other policies and procedures and reported to the Audit Committee (or other designated committee). That committee will review the material facts of all related person transactions and either approve, ratify or rescind, or take other appropriate action (in its discretion), with respect to the transaction.

Certain Transactions with Related Persons

        We did not have any related person transactions in fiscal 2007.

Equity Compensation Plan Information

        The following table provides information as of September 30, 2007 with respect to the shares of our common stock that may be issued under our existing equity compensation plans under which awards may be granted. All of our existing plans have been approved by our stockholders. All of our employees are eligible to participate in the Employee Stock Purchase Plan and the 2005 Equity Incentive Plan.

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(2)	5,198,863	$17.47	4,577,615	(3)

(1)
Excludes purchase rights currently accruing under our Employee Stock Purchase Plan for the purchase right period that commenced on January 1, 2008 and ends on December 31, 2008.

(2)
Consists of the 2005 Equity Incentive Plan, the 2003 Outside Director Stock Option Plan and the Employee Stock Purchase Plan.

(3)
As of September 30, 2007, an aggregate of 2,102,482 shares, 214,000 shares and 2,261,133 shares of common stock were available for issuance, respectively, under the 2005 Equity Incentive Plan, the 2003 Outside Director Stock Option Plan and the Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, but the Audit Committee is not responsible for preparing the Company's financial statements or auditing those financial statements, which are the responsibilities of management and the independent auditors, respectively.

        The Audit Committee has reviewed with PricewaterhouseCoopers LLP, who, as the Company's independent registered public accounting firm, are responsible for expressing an opinion on the conformity of the audited financial statements with the standards of the Public Company Accounting Oversight Board (United States), PricewaterhouseCoopers LLP's judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company's internal auditors and PricewaterhouseCoopers LLP the overall scope and plan for their respective audits. The Audit Committee meets regularly with the internal auditors and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In the context of the foregoing, the Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2007 with management. In connection with that review, management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also reviewed management's report on its assessment of internal controls over financial reporting, as required under the Sarbanes-Oxley Act of 2002. In its report, management provided a positive assertion that internal controls over financial reporting were in place and operating effectively as of September 30, 2007.

        The Audit Committee has discussed the consolidated financial statements with PricewaterhouseCoopers LLP and it has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement of Auditing Standards No. 114 (The Auditor's Communication with those Charged with Governance) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP. In reliance upon the foregoing, the Audit Committee has determined that PricewaterhouseCoopers LLP are independent auditors with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder and Rule 3600T of the Public Company Accounting Oversight Board.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Hugh M. Grant, Chairperson Patrick C. Haden J. Christopher Lewis

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

        Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2009 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received no later than September 21, 2008. Such proposals should be delivered to Tetra Tech, Inc., Attn: Secretary, 3475 East Foothill Boulevard, Pasadena, California 91107, with a copy to Tetra Tech, Inc., Attn: General Counsel at the same address.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

        Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of Tetra Tech, Inc. not less than 60 nor more than 90 days prior to the anniversary of the date on which we mailed our proxy materials for our immediately preceding annual meeting of stockholders (as specified in our proxy materials for our immediately preceding annual meeting of stockholders). To be timely for the 2009 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary at our principal executive offices on or between October 21, 2008 and November 20, 2008. However, in the event that the annual meeting is called for a date that is not within 30 days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment of an annual meeting of stockholders will not commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

        The proxy solicited by the Board for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote on (i) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to November 21, 2008 and (ii) on any proposal made in accordance with the bylaw provisions, if the related proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

STOCKHOLDERS SHARING THE SAME ADDRESS

        We have adopted a procedure called "householding," which has been approved by the Securities and Exchange Commission. Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple stockholders who share the same mailing address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

        We will deliver promptly upon written or oral request a separate copy of the annual report and the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call the Investor Relations Department at Tetra Tech, Inc., 3475 E. Foothill Boulevard, Pasadena, California 91107, Attention: Investor Relations, telephone (626) 351-4664. You may also access our annual report and proxy statement on the Investor Relations section of our website at www.tetratech.com.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Broadridge Financial Solutions ("Broadridge"), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

ANNUAL REPORT AND FORM 10-K

        WE WILL MAIL, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: TETRA TECH, INC., 3475 EAST FOOTHILL BOULEVARD, PASADENA, CALIFORNIA 91107, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT WWW.TETRATECH.COM.

OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented for stockholder action at the 2008 annual meeting. However, if other matters properly come before the meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janis B. Salin Vice President, General Counsel and Secretary

Pasadena, California
January 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 28, 2008

The stockholder(s) hereby appoint(s) Dan L. Batrack and Janis B. Salin, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tetra Tech, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on February 28, 2008, at The Westin Pasadena, 191 Los Robles Avenue, Pasadena, California 91101, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET—www.investorEconnect.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TETRA TECH, INC. C/O COMPUTERSHARE TRUST COMPANY P.O. BOX 43070 PROVIDENCE, RI 02940-3070
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tetra Tech, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tetra Tech, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TETEH1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TETRA TECH, INC.

Vote On Directors

(1)	To elect seven members of our Board of Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
	Nominees:

	01)	Dan L. Batrack	05)	Albert E. Smith
	02)	Hugh M. Grant	06)	J. Kenneth Thompson
	03)	Patrick C. Haden	07)	Richard H. Truly	☐	☐	☐
	04)	J. Christopher Lewis

Vote On Other Proposal
		For	Against	Abstain

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, February 28, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

NOTICE OF PROXY STATEMENT / ANNUAL REPORT

To view this material, have the 12-digit Control #(s) available and visit: www.investorEconnect.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.

To facilitate timely delivery please make the request as instructed below on or before February 8, 2008.

To request material:    Internet:        www.investorEconnect.com        Telephone: 1-800-579-1639        **Email: sendmaterial@investorEconnect.com

**
If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

TETRA TECH, INC.
Vote In Person
TETRA TECH, INC. C/O COMPUTERSHARE TRUST COMPANY P.O. BOX 43070 PROVIDENCE, RI 02940-3070	Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to www.investorEconnect.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location
The Annual Meeting for stockholders as of 1/4/08
is to be held on 2/28/08 at 10:00 A.M. PST

at:	The Westin Pasadena 191 North Los Robles Avenue Pasadena, California 91101

For meeting directions, please visit:

http://www.starwoodhotels.com/westin/property/
area/directions.html?propertyID=1453

Voting Items
The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

(1)	To elect seven members of our Board of Directors
Nominees:

	01)	Dan L. Batrack
	02)	Hugh M. Grant
	03)	Patrick C. Haden
	04)	J. Christopher Lewis
	05)	Albert E. Smith
	06)	J. Kenneth Thompson
	07)	Richard H. Truly

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2008.

These items of business are more fully described in the Proxy Statement. The record date for the 2008 Annual Meeting is January 4, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. To vote now by Internet, go to www.investorEconnect.com.

QuickLinks

TABLE OF CONTENTS
GENERAL INFORMATION
PURPOSE OF MEETING
VOTING RIGHTS, METHODS OF VOTING AND SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Director Compensation
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table—Fiscal 2007
Grants of Plan-Based Awards—Fiscal 2007
Outstanding Equity Awards at 2007 Fiscal Year-End
Options Exercises and Stock Vested—Fiscal 2007
Nonqualified Deferred Compensation—Fiscal 2007
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDERS SHARING THE SAME ADDRESS
ANNUAL REPORT AND FORM 10-K
OTHER MATTERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 28, 2008
CONTINUED AND TO BE SIGNED ON REVERSE SIDE